Purebase Eliminates Existing Liabilities In Debt-For-Equity Swap

IONE, CA – (September 10, 2019) – Purebase Corporation (OTCQB: PUBC), a natural mineral resource company, headquartered in Ione, California, is pleased to announce that it has eliminated $5,422,362.86 of liabilities through a Debt-For-Equity exchange with existing noteholders into 60,248,484 restricted common stock at the conversion price of $0.09. The party converting their debt is U.S. Mine Corp., a privately held mining company owned by certain Directors of Purebase Corporation.

Purebase CEO, Scott Dockter said, “The demand for high-quality specialized soil amendment, minerals, and bio-stimulants for sustainable agriculture continues to grow, and we wanted to communicate to the market that our largest shareholders are confident in the company’s path ahead. Mr. Dockter added, “We have been funding the company since it was a start-up, and as the company matures into the next phase of growth, we felt like it was the right time to clean up the company’s balance sheet.”

About PureBase Corporation

Purebase Corporation (OTCQB: PUBC) is a diversified company that acquires, develops, and markets natural mineral resources in the form of soil amendment solutions to the international agricultural industry.

Contacts

Michael Cavalli | PureBase Corporation

michael.cavalli@purebase.com | Office: (209) 274-9143

And please visit our corporate website – www.purebase.com

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s reports filed with Securities and Exchange Commission which are available at www.sec.gov as well as the Company’s web site at www.purebase.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.